Exhibit 99.2

FOR IMMEDIATE RELEASE

Columbia Financial, Inc. to Acquire Freehold Bank

FAIR LAWN, NJ and FREEHOLD, NJ, June 17, 2021 -- Columbia Bank, MHC, Columbia Financial, Inc. (NASDAQ: CLBK) and Columbia Bank (collectively, “Columbia”), and Freehold MHC, Freehold Bancorp and Freehold Bank (collectively, “Freehold”) announced today the signing of a definitive merger agreement.

Under the terms of the merger agreement, Columbia will acquire Freehold, with Freehold MHC and Freehold Bancorp merging into Columbia Bank, MHC and Columbia Financial, respectively. At the effective time of these mergers, Freehold Bank will convert to a federal savings bank and operate as a wholly-owned subsidiary of Columbia Financial. As a subsidiary of Columbia Financial, current depositors of Freehold Bank will become members of, and will have the same rights and privileges in, Columbia Bank, MHC, the mutual holding company parent of Columbia Bank, as if their accounts had been established in Columbia Bank on the date established at Freehold. As part of the transaction, Columbia Financial will issue additional shares of its common stock to Columbia Bank, MHC in an amount equal to the fair value of Freehold as determined by an independent appraiser. These shares are expected to be issued immediately prior to completion of the mergers. In addition, following the completion of the mergers, Columbia and Columbia Bank Foundation will support the charitable organizations serving the communities currently served by Freehold.

Freehold Bank is Monmouth County’s oldest savings institution, having provided financial services in its local community for more than 167 years, and operates from its main office and one branch office, both of which are located in Freehold, New Jersey. As of March 31, 2021, Freehold Bank had total assets of $299.8 million, loans of $155.9 million, deposits of $197.2 million and equity capital of $39.5 million.

Columbia has offered full employment to all Freehold employees with Freehold Bank, and will add one current member of Freehold’s Board of Directors to Columbia Bank’s Board of Directors following the completion of the merger of Freehold Bank into Columbia Bank, which is anticipated to occur two years after the completion of the mergers of the holding companies.

Mr. Thomas J. Kemly, Columbia’s President and Chief Executive Officer, commented: “We are pleased with the opportunity to welcome Freehold Bank and its employees and customers to Columbia Bank. The transaction will broaden our footprint into Monmouth County. As two community-minded banks, we are proud to strengthen our local impact and support new markets.”

Mr. James H. Wainwright, President and Chief Executive Officer of Freehold commented: “We are excited to join with Columbia Bank, a leading New Jersey-based bank with shared culture and values. The merger will provide an opportunity for our customers to join a larger banking network, with expanded products and services, while employees will benefit from the opportunity to work for a rapidly growing community bank. The support of the Columbia Bank Foundation will serve as an asset to our local community and charitable organizations.”

The transaction, which has been approved by each company's Board of Directors, is subject to satisfaction of customary closing conditions, including receipt of various regulatory approvals, and is expected to close in the fourth quarter of 2021 after all such conditions are met.

On a pro forma basis, the transaction is expected to be accretive to Columbia’s 2022 net income, but slightly dilutive to 2022 earnings per share by approximately 2% pursuant to the additional shares issued to Columbia Bank, MHC. The transaction is projected to be approximately 3% accretive to fully converted tangible book value.

Columbia was advised in this transaction by the investment banking firm of Boenning & Scattergood, Inc. and represented by the law firm of Kilpatrick Townsend & Stockton LLP. Freehold was advised by FinPro Capital Advisors, Inc. and represented by the law firm of Stevens & Lee, PC.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. As of March 31, 2021, Columbia had total assets of $9.0 billion, loans of $6.2 billion, and operates 61 branches with deposits of $7.0 billion in deposits.

About Freehold Bank

Freehold Bank is a state-chartered savings bank that was incorporated and officially established on September 12, 1853. In 2009, Freehold Bank reorganized into the mutual holding company form of organization and in connection therewith formed Freehold MHC and Freehold Bancorp, and Freehold Bank became a wholly-owned subsidiary of Freehold Bancorp. Freehold Bank’s main office and one branch office are located in Freehold, New Jersey.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "believes," "will," "would," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets", and similar expressions. These statements are based upon the current beliefs and expectations of Columbia’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the businesses of Columbia and Freehold may not be combined successfully, or such combination may take longer than expected; (ii) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (iii) operating costs, customer loss and business disruption following the merger may be greater than expected; (iv) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; (v) the interest rate environment may further compress margins and adversely affect net interest income; (vi) the risks associated with continued diversification of assets and adverse changes to credit quality; (vii) changes in legislation, regulations and policies; and (viii) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Columbia’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia and Freehold or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Columbia and Freehold do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Columbia Financial, Inc. Contact Information:

Columbia Financial, Inc.

Investor Relations Department

(833) 550-0717

Freehold Bank Contact Information:

James H. Wainwright

President and CEO

(732) 462-6700